Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254719

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 13, 2021)

200,000 Shares

Blonder Tongue Laboratories, Inc.

Common Stock

We are offering 200,000 shares of our common stock at a price of $1.08 per share.

Our common stock is traded on the NYSE American, under the symbol “BDR.” On August 20, 2021, the closing sale price of our common stock on the NYSE American was $1.08 per share.

We expect to deliver the shares of our common stock to the purchaser on or about August 23, 2021.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 23, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read and consider all of the information included in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference, then you should rely on the information set forth in the more recent document.

You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give any information or to make any representation other than as contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC relating to this offering. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer, or an invitation on our behalf to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We have not taken any action to permit a public offering of our securities outside of the United States or to permit the possession or distribution of this prospectus supplement or the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement or such accompanying prospectus outside of the United States.

You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC relating to this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of our shares. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

All references in this prospectus supplement or the accompanying prospectus to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors," and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern and our ability to maintain the listing of our shares on the NYSE American. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

The Company was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp., for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, the Company changed its name to Blonder Tongue Laboratories, Inc. The Company completed the initial public offering of its shares of common stock in December 1995.

Today, the Company is a technology-development and manufacturing company that delivers a wide range of products and services to the telecommunications, cable entertainment and media industry. For more than 70 years, Blonder Tongue/Drake products have been deployed in a long list of locations, including lodging/hospitality, multi-dwelling units/apartments, broadcast studios/networks, universities/schools, healthcare/hospitals, fitness centers, government facilities/offices, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses. These applications are variously described as commercial, institutional and/or enterprise environments and will be referred to herein collectively as “CIE”. The customers we serve include business entities installing private video and data networks in these environments, whether they are the largest cable television operators, telco or satellite providers, integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video providers. The technology requirements of these markets change rapidly, and the Company’s research and development team is continually delivering high performance-lower cost solutions to meet customers’ needs.

Our strategy is focused on providing a wide range of products to meet the needs of the CIE environments described above, including lodging/hospitality, multi-dwelling units/apartments, broadcast studios/networks, universities/schools, healthcare/hospitals, fitness centers, government facilities/offices, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses, and to provide offerings that are optimized for an operator’s existing infrastructure, as well as the operator’s future strategy. A key component of this growth strategy is to provide products that deliver the latest technologies (such as IPTV and digital 4K, UHD, HD and SD video content) and have a high performance-to-cost ratio.

In 2019, the Company initiated a consumer premise equipment (“CPE”) sales initiative. The CPE products sold in 2019 comprise primarily Android-based IPTV set top boxes targeted to the Tier 2 and Tier 3 cable and telecommunications service providers. This strategic initiative was designed to secure an in-home position with the Company’s product offerings, more intimate, direct relationships with a wide range of service providers, and increased sales of the Company’s CIE products by the Company’s Premier Distributors to those same service providers. In its first year, the CPE Product initiative achieved sales to over 45 different telco, municipal fiber and cable operators and accounted for approximately 20% of the Company’s 2019 revenues. During 2020, the CPE Product initiative achieved sales to 56 different telco, municipal fiber and cable operators and accounted for approximately 25% of the Company’s revenues. Although the CPE product initiative has had a material contribution to the Company’s net sales, it has not had a material impact on the Company’s overall performance, in large measure due to the relatively low gross margins associated with these sales. The Company expects sales of CPE products to continue to trend lower than in prior periods as the Company, consistent with its business plan, transitions those products into a higher margin but lower revenue services, fulfillment, and support business model, and works to promote an expanded array of distribution, content delivery and processing technologies to those service provider customers.

Like many businesses throughout the United States and the world, we have been affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we can reasonably forecast when our sales might return to historical levels. In addition, as has been widely-reported by news outlets, there has been and continues to be a global semiconductor microchip shortage. Many of our products include one or multiple microchips as critical product components. We have recently experienced difficulties in sourcing microchips in amounts necessary to produce certain products in the volumes we believe are required to meet customer demand. If we are unable to source a sufficient amount of microchips, we may not be able to meet customer demand and our sales will be adversely affected and our customer relationships also may be damaged. In addition, the shortage has resulted in higher prices for microchips. If the price of microchips used in our products increases and we are unable to pass those additional costs on to our customers through end-product price increases, our margins and our financial results will be adversely affected.

The Company’s manufacturing is allocated primarily between its facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located offshore in the People’s Republic of China (“PRC”), South Korea, and Taiwan (the “Far East”) and domestically, in Ohio. The Company currently manufactures most of its digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections at the Old Bridge Facility. Since 2007 the Company has transitioned and continues to manufacture certain high volume, labor intensive products, including many of the Company’s analog and other products, in the Far East, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) the Company. Although the Company does not currently anticipate the transfer of any additional products to the Far East or other countries for manufacture, the Company may do so if business and market conditions make it advantageous to do so. Manufacturing products both at the Company’s Old Bridge Facility as well as in the Far East and Ohio, enables the Company to realize cost reductions while maintaining a competitive position and time-to-market advantage.

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement and the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING

Issuer	Blonder Tongue Laboratories, Inc.

Common stock offered	200,000 shares of common stock.

For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock” in the accompanying prospectus.

Use of proceeds	We intend to use the net proceeds from this offering, for general corporate purposes, including, without limitation, general working capital and the possible repayment of outstanding indebtedness. We have not determined the amount of proceeds to be used specifically for such purposes, and our management will have broad discretion in the use of proceeds from the sale of our shares. Although the foregoing represents our intentions based on our present plans and business conditions, the application of the proceeds from the offering and the amounts we actually expend for any purpose may vary significantly from the manner described above depending upon numerous factors, including assessments of potential market opportunities and competitive developments. See the section entitled “Use of Proceeds” in this prospectus supplement

Risk Factors	See the section entitled “Risk Factors” in this prospectus supplement, as well as those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and any amendment or update thereto reflected in subsequent filings, and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before making a decision to invest in our common stock.

NYSE American trading symbol	BDR

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus supplement and the accompanying prospectus.

Risks Related to This Offering

Our common stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment.

Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our common stock may frequently and meaningfully change. The market prices and trading volume of our common stock have recently experienced, and may continue to experience, significant fluctuations, which could cause purchasers of our common stock to incur substantial losses. For example, during 2021 to August 20, 2021, the closing market price of our common stock has fluctuated from a low of $1.00 per share on April 20, 2021 to a high of $2.22 on February 9, 2021, with an intraday high of $2.33 per share on February 1, 2021 and an intraday low of $0.97 per share on April 20, 2021. The last reported sale price of our common stock on the NYSE American on August 20, 2021 was $1.08 per share. The daily trading volume in shares of our common stock has also experienced significant fluctuation. During 2021, through August 20, 2021, daily trading volume ranged from approximately 34,700 shares to 25,998,623 shares. We have not had any recent change in our financial condition or results of operations that we believe are consistent with recent fluctuations in our stock price or trading volume. Although we believe that the recent fluctuations in our stock price and trading volume reflect market and trading dynamics that appear to be unrelated to our underlying business, or to macro or industry fundamentals, we cannot be certain of the reasons for these fluctuations, nor can we predict how long these dynamics will last. These factors heighten the risk of an investment in our common stock, and the timing of your purchase of our common stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.

Significant fluctuations in the market price of our common stock may be the result of strong and substantially increased retail investor interest, including on social media and online forums. The market price and trading volume fluctuations and trading patterns we have experienced create several risks for investors, including the following:

●	increases or decreases in the market price of our common stock may be unrelated to our operating performance or prospects, or macro or industry fundamentals, and inconsistent with the risks and uncertainties that we face;

●	factors in the volume of trading our common stock and the price at which the stock trades may include retail investors' sentiment (including opinions expressed on financial trading and other social media sites and online forums), the direct access of retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors; and

●	based on the higher trading prices our shares have experienced recently, our market capitalization has recently reflected, and currently reflects, valuations that diverge significantly from those seen prior to these recent fluctuations, and to the extent these valuations reflect trading dynamics unrelated to our financial performance, prospects or the risks and uncertainties we face, purchasers of our common stock could incur substantial losses if there are declines in market prices driven by a return to earlier valuation levels.

We may continue to experience rapid and significant changes in our stock price and/or trading volume in the foreseeable future that may not coincide in timing with our disclosure of news or developments affecting us and our business. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. If the market price of our common stock declines and or trading volume is reduced, you may be unable to resell your shares at or above the price at which you acquired them.

There are also a variety of other factors, some of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

●	overall performance of the equity markets and the economy as a whole;

●	actual or anticipated changes in our growth rate relative to that of our competitors;

●	announcements of technological innovations or new products by us, our competitors or third parties;

●	changes in the anticipated size or growth rate of our addressable markets;

●	announcements of acquisitions, strategic partnerships, joint ventures or capital-raising activities or commitments, by us or by our competitors;

●	quarterly variations in our actual or anticipated results of operations;

●	failure of revenues or earnings in any quarter to meet the investment community’s expectations;

●	market conditions for telecommunications or cable industry stocks in general;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to us or our customers;

●	sales of significant amounts of our common stock by our officers and directors or the perception that such sales may occur;

●	sales of significant amounts of our common stock by us or the perception that such sales may occur;

●	health epidemics, such as the COVID-19 pandemic, influenza, and other highly communicable diseases; and

●	other events or factors, including those resulting from war, incidents of terrorism (including cyberterrorism), or responses to these events

In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against such companies. Litigation may arise out of facts and circumstances, or disclosure relating thereto, that we do not currently regard as material. Such volatility may entice stockholders to challenge our disclosure, whether or not they are correct. Any litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan and otherwise materially adversely affect our business, financial condition and operating results.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. To the extent that any options to purchase shares of our common stock are exercised or any outstanding restricted stock units vest and settle, and to the extent that we otherwise issue additional shares of our common stock, you may experience further dilution.

Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or operating results, or enhance the market value of our common stock. If our management fails to apply these proceeds effectively, it may result, among other things, in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

We do not expect to pay any dividends in the foreseeable future.

In the past, we have not paid dividends on our common stock and we do not currently intend to pay dividends on our common stock. We intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock may be your sole source of gain for the foreseeable future.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Future sales by us of our common stock or other securities convertible into or exchangeable for our common stock, as well as the possibility that we might issue such shares, could adversely affect the market price or increase the market price volatility of our common stock.

Our share ownership is highly concentrated.

As of August 12, 2021, our directors and officers beneficially own approximately 55.7% of our common stock and will continue to have significant influence over the outcome of all matters submitted to the stockholders for approval, including the election of our directors. In addition, certain of our directors and officers will have the right to acquire additional shares of our common stock upon exercise of conversion rights with respect to certain of our indebtedness held by them.

Future sales by our directors and officers of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

As discussed above, our director and officers beneficially own a significant percentage or our common stock. Sales of common stock by our directors and officers, or the possibility that such sales could occur, could adversely affect the market price or increase the market price volatility of our common stock.

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject our common stock to additional trading restrictions.

Our common stock is currently listed on NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public shareholders. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American. On June 10, 2020 we received written notification from NYSE American that we are not in compliance with the continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (“Company Guide”), which requires a listed company to have stockholders’ equity of at least $6 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. In accordance with NYSE American requirements, we submitted a plan addressing how we intend to regain compliance with Section 1003(a)(iii) by December 10, 2021, the deadline for us to regain compliance.

On August 27, 2020, we received notice that our plan to regain compliance with Section 1003(a)(iii) of the Company Guide had been accepted and that we had been granted a plan period through December 10, 2021. As a result, the listing of our common stock on NYSE American is being continued during the plan period pursuant to an extension. However, during the plan period we will be subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if we are making progress consistent with the plan.

On December 9, 2020, we received an additional written notification from NYSE American that we are not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $4 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On April 2, 2021, we received an additional written notification from NYSE American that we are not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $2 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

If we are not in compliance with all of these continued listing standards by December 10, 2021, or if NYSE Regulation determines that we are not making sufficient progress consistent with our plan, delisting proceedings will be instituted against us, as appropriate.

Due largely to the continuing effects of the COVID-19 pandemic, we did not meet certain elements of the near-term milestones we had included as part of the compliance plan we submitted to the NYSE American. As a result, it is possible that NYSE Regulation will determine that we are not making sufficient progress consistent with our plan and may request that we submit a revised plan or may initiate delisting proceedings against us. We cannot assure you that we will make sufficient progress to regain compliance with these listing standards by December 10, 2021 under our initial plan or any revision we make to such plan or that NYSE Regulation will accept any revisions we propose to make to our initial plan, or that delisting proceedings may not be instituted against us based on our not meeting certain elements of the near-term milestones we had included as part of the compliance plan we submitted. If delisting proceedings are instituted against us, we would have the right to appeal any delisting determination.

If NYSE American delists our common stock from trading on the exchange and we are not able to list our securities on another national securities exchange, we expect our common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could experience a number of adverse consequences, including:

●	limited availability of market quotations for the common stock;

●	reduced liquidity for our securities;

●	our common stock being categorized as a “penny stock,” which requires brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock; and

●	decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the National Securities Markets Improvement Act of 1996 generally preempts the states from regulating the sale of “covered securities.” Our common stock qualifies as “covered securities” because the shares of common stock are listed on NYSE American. If our common stock were no longer listed on NYSE American, our securities would not be “covered securities” and we would be subject to regulation in each state in which we offer our securities.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, for general corporate purposes, including, without limitation, general working capital and the possible repayment of outstanding indebtedness. We have not determined the amount of proceeds to be used specifically for such purposes, and our management will have broad discretion in the use of proceeds from the sale of our shares. Although the foregoing represents our intentions based on our present plans and business conditions, the application of the proceeds from the offering and the amounts we actually expend for any purpose may vary significantly from the manner described above depending upon numerous factors, including assessments of potential market opportunities and competitive developments. Pending the use of the proceeds as described above, we may temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION

We are selling 200,000 shares of our common stock under this prospectus supplement directly to an institutional investor. We have not used an underwriter, placement agent or other party to assist us in connection with the sale of these shares.

We currently anticipate that the closing of the sale of our common stock under this prospectus supplement will take place on or about August 23, 2021. On the closing date, we will issue the shares of common stock to the purchaser and we will receive funds in the amount of the purchase price.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2020 and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and includes, as set forth in their report thereon, an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement or the accompanying prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 12, 2021;

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2021, January 14, 2021, March 1, 2021, March 5, 2021, March 11, 2021, April 7, 2021, May 6, 2021, May 26, 2021, June 15, 2021, July 6, 2021, August 2, 2021 and August 16, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus supplement and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus supplement or the accompanying prospectus that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus supplement or the accompanying prospectus that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 19, 2021

PROSPECTUS

$10,000,000

Blonder Tongue Laboratories, Inc.

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell the securities identified above from time to time, in one or more transactions. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities to or through one or more agents, dealers or underwriters as designated by us from time to time, or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the NYSE American under the symbol “BDR.” On April 16, 2021 the last reported sale price of our common stock on the NYSE American was $1.12 per share. There is currently no market for the other securities we may offer. You are urged to obtain current market quotations of our common stock. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE American or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates, or public float, as of the date of this prospectus is approximately $11,572,751 million based on 6,728,344 shares of outstanding common stock held by non-affiliates, and a per share price of $1.72, which was the last reported sale price of our common stock on the NYSE American on February 24, 2021 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

In addition, we are registering for resale by means of a separate prospectus (the “Selling Securityholder Prospectus”) 214,274 shares of our common stock issuable upon exercise of certain warrants held by the selling securityholders identified in the Selling Securityholder Prospectus. We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain warrants or the conversion of certain of our outstanding indebtedness. These securities may be sold by the holders of the securities from time to time in one or more transactions. Sales of our securities to be offered pursuant to this prospectus, the Selling Securityholder Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857. Our telephone number is (732) 679-4000.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we are registering an unspecified amount of the securities described in this prospectus, and may sell any these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $10,000,000 (although pursuant to General Instruction I.B.6 of Form S-3 we may be limited to selling a lesser amount). This prospectus provides you with a general description of the securities we may offer and sell and is not meant to provide a complete description of each security. As a result, each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the offering, including specific amounts, prices and other terms of the securities being offered and other details related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Such information may be further updated by documents incorporated by reference into this prospectus or a prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.

This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

All references in this prospectus and any prospectus supplement to “Blonder Tongue,” the “Company,” “we,” “us,” “our,” or similar references refer to Blonder Tongue Laboratories, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding our ability to continue as a going concern, our ability to maintain the listing of our shares on the NYSE American and the status of our efforts to obtain forgiveness of our PPP loan and eligibility for such forgiveness. Readers also should carefully review the risk factors we describe in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference.”

Blonder Tongue Laboratories, Inc.

Blonder Tongue was incorporated in November 1988, under the laws of Delaware as GPS Acquisition Corp. for the purpose of acquiring the business of Blonder-Tongue Laboratories, Inc., a New Jersey corporation, which was founded in 1950 by Ben H. Tongue and Isaac S. Blonder to design, manufacture and supply a line of electronics and systems equipment principally for the private cable industry. Following the acquisition, we changed our name to Blonder Tongue Laboratories, Inc. Blonder Tongue completed the initial public offering of its shares of common stock in December 1995.

Today, Blonder Tongue is a technology research and development (“R&D”) company with U.S.-based manufacturing, that delivers a wide range of products and services to major telecommunications, cable and fiber optic service delivery operators, as well as broadcasters and media production companies. For over 70 years, our products have provided the latest technology for telecom company Central Offices (COs), cable operator headends, broadcaster studios (together “Telecom”), as well as to lodging/hospitality, multi-dwelling units/apartments (“MDU”) and a range of business to business (“B-B”) customers at a wide range of locations including university campuses, healthcare/hospitals, fitness centers, government facilities, military bases, prisons, airports, sports stadiums/arenas, entertainment venues/casinos, retail stores, and small-medium businesses. These applications are also variously described as commercial, institutional, and/or enterprise environments and will be referred to herein collectively as “CIE.” The customers we serve also include business entities distributing and installing private data delivery, broadband and video networks in these environments, including the world’s largest cable television operators, telecommunications providers and satellite providers, as well as integrators, architects, engineers or the next generation of Internet Protocol Television (“IPTV”) streaming video service providers.

We continue to be focused on the needs of an expanding group of customers, providing high quality, ultra-high reliability technology products to meet their needs and supporting those products following deployment. For over 70 years we have provided innovative solutions based on continually advancing technology. Since our founding, Blonder Tongue has continued to keep abreast of evolving technologies, from analog to digital television, Hybrid-Fiber Coax (“HFC”) networks with Quadrature Amplitude Modulation (“QAM”) edge devices, High Definition (“HD”) and Ultra HD (“4K”) and (“UHD”) encoding and transcoding, IPTV processing and distribution, multiscreen Adaptive Bit Rate (“ABR”) technologies and high-speed data delivery technologies.

Beginning in January 2020, Blonder Tongue has been implementing a strategic plan to improve operating results towards increasing shareholder value. This plan consists of:

o	Adapting operating expenses in line with expected revenue and income levels.
o	Focusing R&D on short-term high confidence opportunities with compelling ROI.
o	Expanding sales and marketing efforts directly to service operators.
o	Streamlining manufacturing operations and simplifying product offerings.
o	Increasing gross margins.

In 2019, Blonder Tongue initiated a consumer premise equipment (“CPE”) sales initiative. The products sold in 2019 comprise primarily Android-based IPTV set top boxes targeted to the Tier 2 and Tier 3 telecommunications and fiber optics-based service providers. Total CPE product sales, including product accessories and replacement parts, were $4,165,000 in 2020 and $3,977,000 in 2019.

Like many businesses throughout the United States and the world, we have been affected by the COVID-19 outbreak. Because there are daily developments regarding the outbreak, we are continually assessing the current and anticipated future effects on our business, including how these developments are impacting or may impact our customers, employees and business partners. In our core CIE business, we have experienced a noticeable decline in sales, as many of our customers have significantly reduced their business operations. In our CPE business we have experienced a more substantial reduction in sales, again as a result of our customers’ significant decrease in their business activities. With uncertainties surrounding the extent to which the COVID-19 outbreak will affect the economy generally, and our customers and business partners in particular, it is impossible for us to predict when conditions will improve to the point that we can reasonably forecast when our sales might return to historical levels. However, we are currently taking steps to significantly reduce our expenses, including adjustments in our staffing (in the form of furloughs) and reductions in manufacturing activities, which we believe will improve our ability to continue our operations at current levels and meet our obligations to our customers.

Our manufacturing is allocated primarily between its facility in Old Bridge, New Jersey (“Old Bridge Facility”) and key contract manufacturing located in the People’s Republic of China (“PRC”) as well as South Korea, Taiwan and Ohio. We currently manufacture most of our digital products, including the NXG product line and latest encoder, transcoder and EdgeQAM collections at the Old Bridge Facility. Since 2007 we have transitioned and continue to manufacture certain high volume, labor intensive products, including many of our analog and other products, in the PRC, pursuant to manufacturing agreements that govern the production of products that may from time to time be the subject of purchase orders submitted by (and in the discretion of) Blonder Tongue. Although we do not currently anticipate the transfer of any additional products to the PRC or other countries for manufacture, we may do so if business and market conditions make it advantageous to do so. Manufacturing products both at the Old Bridge Facility as well as in the PRC, South Korea, Taiwan and Ohio enables Blonder Tongue to realize cost reductions while maintaining a competitive position and time-to-market advantage.

The Company may, from time to time, provide manufacturing, research and development and product support services for other companies’ products. In 2015, the Company entered into an agreement with VBrick Systems, Inc. (“VBrick”) to provide procurement, manufacturing, warehousing and fulfillment support to VBrick for a line of high-end encoder products and sub-assemblies. Sales to VBrick of encoder products were approximately $145,000 and $602,000 in 2020 and 2019, respectively. Sales to VBrick for sub-assemblies were not material in 2020 or 2019.

Trading Market

Our common stock is listed on the NYSE American under the symbol “BDR.” None of our other outstanding securities are listed on any national securities exchange. If we do list any of our other securities on a securities exchange, that information will be provided in the applicable prospectus supplement.

Selling Securityholder Registration

In addition to the securities we are registering for sale from time to time after the registration statement of which this prospectus forms a part becomes effective, we are also registering for resale for offer and sale by means of the Selling Securityholder Prospectus an aggregate of 214,274 shares of our common stock issuable upon exercise of certain warrants held by the selling securityholders identified in the Selling Securityholder Prospectus. We also have registered for resale pursuant to other registration statements additional shares of our common stock issuable upon exercise of certain outstanding warrants or upon the conversion of certain of our outstanding indebtedness. All of these securities may be sold by the holders of the securities from time to time in one or more transactions. The exercise prices of the warrants held by the selling securityholders identified in the Selling Securityholder Prospectus range from $0.55 to $1.25 per share. The exercise price of our other outstanding warrants is $1.25 per share, and the conversion prices of our convertible indebtedness range from $0.55 to $1.00. Sales of our securities to be offered pursuant to this prospectus, the Selling Securityholder Prospectus and the prospectuses related to the other registration statements may result in more than one offering of our securities taking place concurrently or sequentially, which could affect the price and liquidity of, and demand for, our securities.

Corporate Information

Our principal executive offices are located at One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000. Our Internet address is www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline, and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, preferred stock, warrants and units that we may offer and issue under this prospectus and any applicable prospectus supplement. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and are or will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus or any prospectus supplement. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our certificate of incorporation and bylaws, as amended to date, which have been filed with or incorporated by reference in the registration statement of which this prospectus is a part.

The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The rights and preferences of the preferred stock may be established from time to time by our board of directors. As of April 16, 2021, there were 11,960,505 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Each holder of common stock is entitled to one vote per share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election if they so choose. All matters are decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting at any meeting of the stockholders during which a quorum is present, except as otherwise provided in our certificate of incorporation, our bylaws or by applicable law.

Because our certificate of incorporation permits our board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights that might limit the effect of the voting rights of holders of common stock.

Dividend Rights; Liquidation Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In addition, we may be party to one or more agreements, such as loan agreements and credit facilities, that will contractually limit our ability to pay dividends.

Because our certificate of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Redemption, Preemptive Rights and Repurchase Provisions

Holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption, repurchase or sinking fund provisions applicable to the common stock. Discretionary repurchases of our common stock may be subject to contractual prohibitions or limitations, including prohibitions or limitations included in loan agreements and credit facilities.

Potential Effects of Issuance of Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each such series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with a variety of corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The effects of issuing preferred stock could include one or more of the following:

●	decreasing the amount of earnings and assets available for distribution to holders of common stock;

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying, deferring or preventing changes in our control or management.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following transactions more difficult:

●	acquisition of us by means of a non-negotiated tender offer or similar transaction;

●	a change of control by means of a proxy contest or other; or

●	removal of our incumbent directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our certificate of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

●	empower our board of directors, without stockholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of stockholders to remove directors;

●	prohibit action by the stockholders without a stockholder meeting;

●	eliminate cumulative voting in elections of directors;

●	require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;

●	require advance notice of nominations for the election of directors and the presentation of stockholder proposals at meetings of stockholders; and

●	allow the board of directors to increase or decrease the number of directors.

Provisions of Applicable Law – Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an “interested stockholder” unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

●	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation of Liability and Indemnification

Section 145 of the DGCL allows us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further allows us to indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in our favor, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Section 102(b)(7) of the DGCL permits us to include in our certificate of incorporation a provision eliminating or limiting the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that our directors shall not be liable to Blonder Tongue or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, our certificate of incorporation and our bylaws each include provisions requiring us to indemnify directors and officers to the fullest extent permitted by the DGCL. Our certificate of incorporation and bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of ours, is or was serving at our request as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

We have obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to us with respect to payments which we may make to our directors and officers pursuant to the indemnification provisions summarized above or otherwise as a matter of law.

We also have entered into indemnification agreements with our directors and officers. The indemnification agreements provide directors and officers with further indemnification to the maximum extent permitted by the DGCL.

We believe that the foregoing policies and provisions of our governing documents are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE American under the symbol “BDR.”

Transfer Agent

American Stock Transfer & Trust Company, LLC serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific certificates of designation will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the certificate of designation that contains the specific terms of the shares of any preferred stock we offer for sale.

General

Under the terms of our certificate of incorporation, our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue up to a maximum of 5,000,000 shares of preferred stock in one or more series, with such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as determined by the board of directors. As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

The rights and privileges relating to any shares preferred stock we issue will be set forth in a certificate of designation. If we do issue any shares of preferred stock, we will make available the related certificate of designation. The terms included in the certificate of designation will provide additional detail and may be different than those summarized below. Because the certificate of designation will govern the shares of any preferred stock we issue, you should review the certificate of designation as that document, and not this summary, will define the rights and privileges of such shares.

In authorizing the issuance of any additional shares of our preferred stock, our board of directors may determine the following:

●	the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

●

the rights of stockholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

●

whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

●	the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

●	the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

●	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our certificate of incorporation and to the full extent now or hereafter permitted under Delaware law.

Terms

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related certificate of designation for specific terms of the shares of preferred stock of such series, including, where applicable:

●	the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;

●	the price or other consideration for which the shares will be issued;

●

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

●	the redemption or sinking fund provisions, if any;

●	whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

●	the voting powers, full or limited, if any, of the shares offered; and

●	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our board of directors may deem advisable.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Voting Rights

Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the certificate of designations establishing such series or (iii) as required by applicable law.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in certificate of designations and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Unless otherwise stated in the applicable prospectus supplement or the certificate of designations, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreement wan warrant certificate that contain the specific terms of the warrants we offer for sale.

General

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued separately or together with common stock or preferred stock offered and issued by any prospectus supplement and may be attached to or separate from such common stock or preferred stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants, or a warrant agreement to be entered into between us and a purchaser of warrant and/or a warrant certificate containing specific terms of the warrant.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

●	the title of the warrants;

●	the offering price for the warrants;

●	the aggregate number of warrants offered;

●	the designation and terms of the common stock or preferred stock, if any, purchasable upon exercise of the warrants;

●	the designation and terms of the common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

●	the date after which the warrants and any common stock or preferred stock, if any, issued with the warrants will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the dates on which the right to exercise the warrants begins and expires;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the manner of exercise;

●	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

●	a discussion of certain material United States federal income tax considerations;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	any redemption or call provisions applicable to the warrants;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

●	any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into or unit certificates that we may issue. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements and/or unit certificates will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the unit agreement and/or unit certificate that contains the specific terms of the units we offer for sale.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any. in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the particular units being offered and issued and the applicable unit agreement or unit certificate, including, where applicable:

●	the title of the series of units;

●	the price or prices at which such units will be issued;

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	a discussion of certain material United States federal income tax considerations; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” and “Description of Preferred Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to the public or to investors;

●	through agents to the public or to investors;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through dealers;

●	directly to investors; or

●	through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

●	the terms of the offering;

●	the name or names of any underwriter, dealer or agent;

●	the public offering or purchase price of the securities and the proceeds we will receive from the sale;

●	any discounts and commissions to be allowed or paid to the underwriter or agent;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or reallowed or paid to dealers;

●	any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

●	any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Blonder Tongue Laboratories, Inc. as of and for the years ended December 31, 2020 and 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing and includes, as set forth in their report thereon, an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any prospectus supplement and information incorporated by reference into this prospectus or any prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 25, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 1, 2021, March 5, 2021, March 11, 2021 and April 7, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc, One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000 or by visiting our website at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. In addition, we maintain a website that contains information about us, including documents we have filed with the SEC, at www.blondertongue.com. Except for our SEC filings incorporated by reference into this prospectus and any prospectus supplement that are available through our website, or as otherwise expressly stated herein, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement that registers the offer and sale of the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. The registration statement may contain additional information that may be important to you. You may obtain a copy of the registration statement and the exhibits and schedules from the SEC at the SEC’s website or from us at our address listed above. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Blonder Tongue Laboratories, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

August 23, 2021